UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 290-6200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The attraction and retention of executive talent continues to be a focus for WellCare Health Plans, Inc. (the “Company”). To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company periodically reviews the Company’s executive benefits. As part of this review, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation Committee’s independent compensation consultant, to provide a summary of details regarding the executive severance policies of the Company’s peers. Based on the information provided by FW Cook, on September 28, 2017, the Compensation Committee and the independent members of the Board determined to amend the WellCare Health Plans, Inc. Executive Severance Plan (the “Plan”) to increase severance benefits payable to the Company’s executive officers in the event that the executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within twenty-four months following a Change in Control, or by the Company In Contemplation of a Change in Control (as such terms are defined in the Plan), by (i) increasing the multiple applied to the chief executive officer’s Base Salary and Bonus (as each term is defined in the Plan) from 2.5x to 3x, and (ii) adding an amount to each executive officer’s cash severance benefit equal to a pro rata portion of the executive’s annual short-term incentive bonus target in effect on the executive’s date of termination of employment based upon the percentage of the performance period that has elapsed through the date of termination of employment.

The above description of the amendments to the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

10.1	WellCare Health Plans, Inc. Executive Severance Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	WELLCARE HEALTH PLANS, INC. /s/ Anat Hakim
Anat Hakim
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	WellCare Health Plans, Inc. Executive Severance Plan, as amended